                                                           Exhibit 4.5

                                   EXECUTION


                   $2,000,000,000 SHORT TERM CREDIT AGREEMENT

                                  dated as of

                                August 31, 1999

                                     among

                      PARK PLACE ENTERTAINMENT CORPORATION




   The Lenders, Documentation Agents, Co-Arrangers and Senior Managing Agents
                               Referred to Herein

                                       and

                             BANK OF AMERICA, N.A.
                            as Administrative Agent

                     --------------------------------------

                        BANC OF AMERICA SECURITIES LLC.
                      Lead Arranger and Sole Book Manager

                               TABLE OF CONTENTS

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ARTICLE I

     DEFINITIONS ..........................................................    1
     1.01 Definitions .....................................................    1
     1.02 Accounting Terms and Determinations .............................   16
     1.03 Types of Borrowings .............................................   16

ARTICLE II

     THE CREDITS ..........................................................   17
     2.01 Commitments to Lend .............................................   17
     2.02 Notice of Committed Borrowings ..................................   17
     2.03 RESERVED ........................................................   18
     2.04 RESERVED ........................................................   18
     2.05 Conversion and Continuation of Committed Loans ..................   18
     2.06 Notice to Lenders; Funding of Loans .............................   18
     2.07 Notes ...........................................................   19
     2.08 Interest Rates ..................................................   20
     2.09 Upfront Fees ....................................................   21
     2.10 Facility Fees ...................................................   21
     2.11 RESERVED ........................................................   21
     2.12 Optional Termination or Reduction of Commitments by the Borrower    21
     2.13 Optional Termination of Commitments by the Lenders ..............   21
     2.14 Scheduled Termination of Commitments ............................   22
     2.15 Extensions of the Termination Date ..............................   22
     2.16 Optional Prepayments ............................................   23
     2.17 General Provisions as to Payments ...............................   23
     2.18 Funding Losses ..................................................   24
     2.19 Computation of Interest and Fees ................................   24
     2.20 Withholding Tax Exemption .......................................   24
     2.21 RESERVED ........................................................   25
     2.22 Regulation D Compensation .......................................   25

ARTICLE III

     CONDITIONS ...........................................................   26
     3.01 Borrowings ......................................................   26
     3.02 Effectiveness ...................................................   27


                                -i-

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ARTICLE IV

     REPRESENTATIONS AND WARRANTIES .......................................   28
     4.01 Corporate Existence and Power ...................................   28
     4.02 Corporate and Governmental Authorization; Contravention .........   28
     4.03 Binding Effect ..................................................   28
     4.04 Financial Information ...........................................   28
     4.05 Litigation ......................................................   29
     4.06 Compliance with ERISA ...........................................   29
     4.07 Taxes ...........................................................   29
     4.08 Significant Subsidiaries ........................................   29
     4.09 Not an Investment Company .......................................   30
     4.10 Environmental Matters ...........................................   30
     4.11 Full Disclosure .................................................   30
     4.12 Solvency ........................................................   30
     4.13 Gaming Laws .....................................................   30

ARTICLE V

     COVENANTS ............................................................   32
     5.01 Information .....................................................   32
     5.02 Maintenance of Property; Insurance ..............................   34
     5.03 Conduct of Business and Maintenance of Existence ................   34
     5.04 Compliance with Laws ............................................   35
     5.05 Inspection of Property, Books and Records .......................   35
     5.06 Negative Pledge .................................................   35
     5.07 Consolidations, Mergers and Sales of Assets .....................   36
     5.08 Hostile Tender Offers ...........................................   36
     5.09 Use of Proceeds .................................................   37
     5.10 Leverage Ratio ..................................................   37
     5.11 Interest Coverage Ratio .........................................   37

ARTICLE VI

     DEFAULTS .............................................................   39
     6.01 Events of Default ...............................................   39
     6.02 Notice of Default ...............................................   41
     6.03 RESERVED ........................................................   41

                                -ii-
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ARTICLE VII

     THE AGENTS ...........................................................   42
     7.01 Appointment and Authorization ...................................   42
     7.02 Agents and Affiliates ...........................................   42
     7.03 Action by Agents ................................................   42
     7.04 Consultation with Experts .......................................   42
     7.05 Liability of Agent ..............................................   42
     7.06 Indemnification .................................................   43
     7.07 Credit Decision .................................................   43
     7.08 Successor Agent .................................................   43
     7.09 Agents' Fees ....................................................   43

ARTICLE VIII

     CHANGE IN CIRCUMSTANCES ..............................................   44
     8.01 Basis for Determining Interest Rate Inadequate or Unfair ........   44
     8.02 Illegality ......................................................   44
     8.03 Increased Cost and Reduced Return ...............................   45
     8.04 Base Rate Loans Substituted for Affected Fixed Rate Loans .......   46

ARTICLE IX

     MISCELLANEOUS ........................................................   48
     9.01 Notices .........................................................   48
     9.02 No Waivers ......................................................   48
     9.03 Expenses; Documentary Taxes; Indemnification ....................   48
     9.04 Amendments and Waivers ..........................................   49
     9.05 Successors and Assigns ..........................................   49
     9.06 Collateral ......................................................   53
     9.07 California Law; Submission to Jurisdiction ......................   53
     9.08 Counterparts; Integration .......................................   53
     9.09 Several Obligations .............................................   53
     9.10 Sharing of Set-Offs .............................................   54
     9.11 WAIVER OF JURY TRIAL ............................................   54
     9.12 Confidentiality .................................................   54

Schedules:
----------

Schedule 1 - Pricing Schedule

Exhibits:
---------

Exhibit A - Compliance Certificate
Exhibit B - Form of Note
Exhibit C - Pricing Certificate
Exhibit D - Form of Notice of Committed Borrowing
Exhibit E - Extension Agreement
Exhibit F - Opinion of Latham & Watkins (upon Caesars Acquisition) Exhibit G - Opinion of Sills Cummis Radin Tischman Epstein & Gross, P.A.
            (Effective Date)
Exhibit H - Opinion of Latham & Watkins (Effective Date)
Exhibit I - Assignment and Assumption Agreement

                   $2,000,000,000 SHORT TERM CREDIT AGREEMENT

          $2,000,000,000 SHORT TERM CREDIT AGREEMENT dated as of August 31, 1999, among PARK PLACE ENTERTAINMENT CORPORATION, the Lenders listed on the signature pages hereto, and BANK OF AMERICA, N.A., as Administrative Agent. THE BANK OF NOVA SCOTIA, DEUTSCHE BANK ALEX BROWN, and MERRILL LYNCH CAPITAL CORPORATION, are Documentation Agents and Co-Arrangers hereunder, and THE BANK OF NEW YORK, FIRST UNION NATIONAL BANK and SG, are Senior Managing Agents hereunder.

         The parties hereto agree as follows:


                            ARTICLE I

                           DEFINITIONS

         1.01 DEFINITIONS. The following terms, as used herein, have the following meanings: "Administrative Agent" means Bank of America, N.A. in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity.

         "Administrative Questionnaire" means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Lender.

         "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (and the correlative terms, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); PROVIDED that, in any event, any Person that owns, directly or indirectly, 5% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation that has more than 100 record holders of such securities, or 5% or more of the partnership or other ownership interests of any other Person that has more than 100 record holders of such interests, will be deemed to control such corporation or other Person.

         "Agents" mean, collectively, the Administrative Agent, the Documentation Agents and Co-Arrangers and the Senior Managing Agents, and "Agent" means any of them.

         "Applicable Lending Office" means, with respect to any Lender, (i) in the case of its Base Rate Loans, its Domestic Lending Office, and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

         "Authorized Officer" means any of the controller, the treasurer or the chief financial officer of the Borrower.

         "Bank of America" means Bank of America, N.A., its successors and assigns.

         "Base Rate" means, as of any date of determination, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the HIGHER OF (a) the Reference Rate in effect on such date (calculated on the basis of a year of 365 or 366 days and the actual number of days elapsed) and
(b) the Federal Funds Rate in effect on such date (calculated on the basis of a year of 360 days and the actual number of days elapsed) PLUS 1/2 of 1% (50 basis points).

         "Base Rate Loan" means a Committed Loan made or to be made by a Lender as a Base Rate Loan in accordance with the applicable Notice of Committed Borrowing or pursuant to Article VIII.

         "Base Rate Margin" has the meaning set forth on Schedule 1.

         "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

         "Borrower" means Park Place Entertainment Corporation, a Delaware corporation, and its successors.

         "Borrowing" means the aggregation of Loans of one or more Lenders to be made to the Borrower pursuant to Article II on a single date and, in the case of Fixed Rate Borrowings, for a single Interest Period.

         "Caesars" means, Caesars World, Inc., a Florida corporation.

         "Caesars Acquisition" means the acquisition by the Borrower of Caesars, Sheraton Tunica, and Starwood's interests in Metropolitan Entertainment Group, a Canadian partnership, pursuant to the Caesars Acquisition Agreement.

         "Caesars Acquisition Agreement" means the Stock Purchase Agreement dated as of April 27, 1999 among Starwood, ITT Sheraton Corporation, Starwood Canada Corp, Caesars, Sheraton Desert Inn Corporation, Sheraton Tunica and the Borrower.

         "Change of Control" means the occurrence of a Rating Decline in connection with any of the following events: (i) upon any merger or consolidation of the Borrower with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Borrower, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of securities representing a majority of the total voting power of the aggregate outstanding securities of the transferee or surviving entity normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee or surviving entity, (ii) when any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated by The Securities and-Exchange Commission under said
Act) of securities representing a majority of total voting power of the aggregate outstanding securities of the Borrower normally entitled to vote in the election of directors of the Borrower, (iii) when, during any period of 12 consecutive calendar months, individuals who were directors of the Borrower on the first day of such period (together with any new directors whose election by the board of directors of the Borrower or whose nomination for election by the stockholders of the Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Borrower, or (iv) the sale or disposition, whether directly or indirectly, by the Borrower of all or substantially all of its assets.

         "Combined Pro Forma Financial Statements" means the combined pro forma financial statements of the Gaming Segment of Hilton and the Grand Assets for the twelve month period ended December 31, 1998 heretofore delivered by the Borrower to the Administrative Agent and each Lender.

         "Commitment" means, as to each Lender, the commitment of that Lender to make Loans in each case as such amount may be reduced from time to time pursuant to Section 2.12, 2.13 or 2.14. The aggregate amount of the Commitments under this Agreement as of the Effective Date is $2,000,000,000. As of the Effective Date, each Lender has made a Commitment which is equal to the amount of the Note issued to that Lender on the Effective Date.

         "Committed Loan" means a loan made or to be made by a Lender pursuant to Section 2.01.

         "Compliance Certificate" means a certificate, substantially in the form of Exhibit A, properly completed and signed by an Authorized Officer.

         "Consolidated Debt" means at any date the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date, PROVIDED that Consolidated Debt shall exclude any Debt of the Borrower or a Subsidiary as to which cash and cash equivalents sufficient to provide for payment in full of such Debt at its scheduled maturity or at an earlier date at which it shall have been or may be called for redemption shall have been irrevocably deposited in trust for the benefit of the holders of such Debt or a representative of such holders, which deposit shall have resulted in the legal or in-substance defeasance thereof.

         "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period before (i) income taxes, (ii) interest expense, (iii) depreciation and amortization, (iv) minority interest, (v) extraordinary losses or gains, (vi) Pre-Opening Expenses, (vii) transactional expenses associated with the Spin-Off Transaction, and (viii) nonrecurring non-cash charges, PROVIDED that, in calculating "Consolidated EBITDA":

         (a) for that portion of any period occurring prior to December 31, 1998, "Consolidated EBITDA" shall be computed on the basis of the operating results of the Gaming Segment and the Grand Assets for such periods reflected in the Combined Pro Forma Financial Statements.

         (b) the operating results of each New Project which commences operations and records not less than one full fiscal quarter's operations during the relevant period shall be annualized; and

         (c) Consolidated EBITDA shall be adjusted, on a pro forma basis, to include the operating results of each resort or casino property acquired by the Borrower and its Consolidated Subsidiaries during the relevant period and to exclude the operating results of each resort or casino property sold or otherwise disposed of by the Borrower and its Subsidiaries, or whose operations are discontinued during the relevant period.

         "Consolidated Interest Expense" means, for any period, net interest expense of the Borrower and its Consolidated Subsidiaries for such period, determined in accordance with generally accepted accounting principles, PROVIDED that for that portion of any period occurring prior to December 31, 1998, "Consolidated Interest Expense" shall be computed on the basis of the net interest expense allocated to the Borrower and its Consolidated Subsidiaries and shown on the Combined Pro Forma Financial Statements.

         "Consolidated Net Income" means, for any period, the consolidated net income of the Borrower and its Consolidated Subsidiaries for such period, provided that for that portion of any period occurring prior to December 31, 1998, such consolidated net income shall be the consolidated net income of the Gaming Segment and the Grand Assets for such periods reflected in the Combined Pro Forma Financial Statements.

         "Consolidated Net Tangible Assets" means the total amount of assets of the Borrower and its Consolidated Subsidiaries, after deducting therefrom
(a) all current liabilities of the Borrower and its Consolidated Subsidiaries (excluding (i) the current portion of long term indebtedness, (ii) inter-company liabilities, and (iii) any liabilities which are by their terms renewable or extendable at the option of the obligor thereon to a time more than twelve months from the time as of which the amount thereof is being computed), and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the latest consolidated balance sheet of the Borrower prepared in accordance with generally accepted accounting principles.

         "Consolidated Net Worth" means at any date the consolidated stockholders, equity of the Borrower and its Consolidated Subsidiaries determined as of such date.

         "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

         "Covered Subsidiary" means at any time any Subsidiary of the Borrower that has consolidated assets in an amount greater than $5,000,000.

         "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all indebtedness or other obligations secured by a contractual Lien on any asset of such Person, whether or not such indebtedness or other obligations are otherwise an obligation of such Person, and (vi) all Guarantees made by such Person (including by way of provision of letters of credit or other contingent obligations) with respect to indebtedness or other obligations of any other Person which constitute "Debt" of a type or class described in clauses (i) through (v) of this definition.

          "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Documentation Agents and Co-Arrangers" means, collectively, The Bank of Nova Scotia, Deutsche Bank Alex Brown and Merrill Lynch Capital Corporation, when acting in their capacities as documentation agents and co-arrangers hereunder. The capacity of the Documentation Agents and Co-Arrangers is titular in nature, and the Documentation Agents and Co-Arrangers shall have no obligations or liabilities under the Loan Documents by reason of acting in such capacity.

          "Dollars" and the sign "$" mean lawful money of the United States.

          "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City or Los Angeles are authorized or required by law to close.

          "Domestic Lending Office" means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Lender may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

          "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.02.

          "Eligible Assignee" means (a) another Lender, (b) with respect to any Lender, any Affiliate of that Lender, (c) any commercial bank having a combined capital and surplus of $500,000,000 or more, (d) any (i) savings bank, savings and loan association or similar financial institution or (ii) insurance company engaged in the business of writing insurance which, in either case (A) has a net worth of $500,000,000 or more, (B) is engaged in the business of lending money and extending credit under credit facilities substantially similar to those extended under this Agreement and (C) is operationally and procedurally able to meet the obligations of a Lender hereunder to the same degree as a commercial bank and (e) any other financial institution (INCLUDING a mutual fund or other fund) having total assets of $250,000,000 or more which meets the requirements set forth in subclauses (B) and (C) of clause (d) above; PROVIDED that each Eligible Assignee must either
(a) be organized under the Laws of the United States of America, any State thereof or the District of Columbia or (b) be organized under the Laws of the Cayman Islands or any country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, and (i) act hereunder through a branch, agency or funding office located in the United States of America and (ii) is otherwise exempt from withholding of tax on interest and delivers

Form W-8 ECI pursuant to Section 2.20 at the time of any assignment pursuant to Section 9.05.

          "Environmental Laws" means any and all statutes, regulations, permits, licenses or other governmental restrictions relating to the environment or to releases of petroleum or petroleum products, chemicals or toxic or hazardous substances or wastes into the environment.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

          "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

          "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

          "Euro-Dollar Lending office" means, as to each Lender, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Lender as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

          "Euro-Dollar Loan" means a Committed Loan made or to be made by a Lender as a Euro-Dollar Loan in accordance with the applicable Notice of Committed Borrowing.

          "Euro-Dollar Margin" has the meaning set forth on Schedule 1.

          "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System with deposits exceeding five billion Dollars in respect of "eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents).

          "Event of Default" has the meaning set forth in Section 6.01.

          "Existing Short Term Credit Agreement" means the Short Term Credit Agreement dated as of December 31, 1998 among the Borrower, the lenders therein named and the Administrative Agent, acting under its former name, Bank of America National Trust and Savings Association, as amended.

          "Facility Fee Rate" has the meaning set forth in Section 2.10.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of l%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to The Bank of New York on such day on such transactions as determined by the Administrative Agent.

          "Fixed Rate Loans" means Euro-Dollar Loans.

          "Gaming Board" means, collectively, (a) the Nevada Gaming Commission, (b) the Nevada State Gaming Control Board, (c) the New Jersey Casino Control Commission, (d) the New Jersey Division of Gaming Enforcement,
(e) the Mississippi Gaming Commission, and (f) any other Governmental Agency that holds regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by the Borrower or its Subsidiaries within its jurisdiction.

          "Gaming Laws" means all laws pursuant to which any Gaming Board possesses regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by the Borrower or its Subsidiaries within its jurisdiction.

          "Gaming Segment" means the gaming segment (as "segment" is used in Regulation S-K and Regulation S-X of the Securities and Exchange Commission) of Hilton which, prior to December 31, 1998, was comprised of assets and operations owned and conducted by the Borrower and its Subsidiaries following December 31, 1998.

          "Governmental Agency" means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body (including any Gaming Board) or (c) any court or administrative tribunal of competent jurisdiction.

          "Grand" means Grand Casinos, Inc., a Minnesota corporation, and its successors.

          "Grand Agreement" means the Agreement and Plan of Merger dated as of June 30, 1998 among Hilton, the Borrower (under its former name, Gaming Co., Inc.), Gaming Acquisition Corporation, a Minnesota corporation, and GCI Lakes, Inc., a Minnesota corporation and Grand, as amended as of December 31, 1998.

          "Grand Assets" means the assets of Grand and its Subsidiaries retained by Grand following the Lakes Spin-off pursuant to the Grand Distribution Agreement, including without limitation the assets described on
Schedule 1 to the Grand Distribution Agreement, and acquired by the Borrower and its Subsidiaries pursuant to the merger between the Borrower and Grand pursuant to the Grand Agreement, including without limitation the resort casino properties commonly known as (a) the Grand Casino Tunica, in Tunica, Mississippi, (b) the Grand Casino Gulfport, in Gulfport, Mississippi, and (c) the Grand Casino Biloxi, in Biloxi, Mississippi.

          "Grand Distribution Agreement" means the Distribution Agreement dated as of December 31, 1998 by and between Grand and GCI Lakes, Inc., together with the agreements attached as Exhibits thereto.

          "Granting Lender" has the meaning set forth in Section 9.05(f).

          "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or
(ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), including by way of provision of letters of credit or other contingent obligations with respect thereto, provided that the term Guarantee shall not include (x) endorsements for collection or deposit in the ordinary course of business or (y) performance or completion guarantees. The term "Guarantee" used as a verb has a corresponding meaning.

          "Hilton" means Hilton Hotels Corporation, a Delaware corporation.

          "Hilton Distribution Agreement" means the Distribution Agreement dated as of December 31, 1998 by and between Hilton and the Borrower, together with the agreements attached as Exhibits thereto.

          "Indemnitee" has the meaning set forth in Section 9.03(b).

          "Interest Coverage Ratio" means, as of each date of determination, the ratio of (a) Consolidated EBITDA for the four fiscal quarters ending on that date, to (b) Consolidated Interest Expense for the same period.

          "Interest Period" means, with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending one week or 1, 2, 3 or 6 months thereafter, as the Borrower may elect in the applicable Notice of Committed Borrowing or Notice of Conversion/Continuation; provided that:

               (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

               (b) any Interest Period which begins on the last Euro-Dollar Business Day in a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (a)(iii) below, end on the last Euro-Dollar Business Day in the calendar month which is the last calendar month which commences in such Interest Period; and

               (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date, or, if such date is not a Euro-Dollar Business Day, then on the next preceding Euro-Dollar Business Day.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

          "Investment Grade" means (i) with respect to S&P, a rating of BBB-or higher, and (ii) with respect to Moody's, a rating of Baa3 or higher.

          "Lakes Spin-Off" means the contribution of all assets of Grand and its Subsidiaries other than the Grand Assets to GCI Lakes, Inc. and the corresponding distribution of the shares of GCI Lakes, Inc. to the shareholders of Grand described in the Grand Agreement.

          "Lead Arranger and Sole Book Manager" means Banc of America Securities LLC. Following the date of this Agreement, the Lead Arranger and Sole Book Manager shall have no obligations or liabilities under the Loan Documents.

          "Lender" means each lender listed on the signature pages hereof and each Lender which accepts an assignment pursuant to Section 9.05, and their respective successors.

          "Leverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Debt on such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on such date.

          "License Revocation" means the revocation, failure to renew or suspension of, or the appointment of a receiver, supervisor or similar official with respect to, any casino, gambling or gaming license issued by any Gaming Board covering any casino or gaming facility of the Borrower and its Subsidiaries.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Loan" means a Base Rate Loan or a Euro-Dollar Loan and "Loans" means Base Rate Loans or Euro-Dollar Loans or any combination of the foregoing.

          "Loan Documents" means this Agreement, the Notes and each other instrument, document or agreement now or hereafter executed by the parties in furtherance of this Agreement.

          "London Interbank Offered Rate" means, as to the Interest Period applicable to each Euro-Dollar Loan, the average rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in Dollars are offered to the Administrative Agent in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of the Administrative Agent to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

          "Margin Adjustment" has the meaning set forth in the Schedule 1.

          "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $25,000,000.

          "Moody's" means Moody's Investors Service, Inc., and its successors.

          "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

          "New Project" means each new hotel - casino, casino or resort project (as opposed to any project which consists of an extension or redevelopment of an operating hotel, casino or resort) having a development and construction budget in excess of $25,000,000 which hereafter receives a certificate of completion or occupancy and all relevant gaming and other licenses, and in fact commences operations. Without limitation, the Paris Hotel & Casino located in Las Vegas, Nevada, is a "New Project."

          "Non-Recourse Debt" means Debt in respect of which the recourse of the holder of such Debt is limited to the assets securing such Debt and such Debt does not constitute the general obligation of the Borrower or any Subsidiary.

          "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit B hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

          "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.02).

          "Notice of Committed Borrowing" has the meaning set forth in
Section 2.02.

          "Notice of Conversion\Continuation" has the meaning set forth in
Section 2.05.

          "Other Credit Agreements" means, collectively, the $1,000,000,000 Short Term Credit Agreement of even date herewith among the Borrower, the lenders therein named, and Bank of America, N.A., as Administrative Agent, and the Five Year Credit Agreement dated as of December 31, 1998 among the Borrower, the lenders therein named and Bank of America National Trust and Savings Association, as Administrative Agent, in each case as at any time amended.

          "Parent" means, with respect to any Lender, any Person controlling such Lender.

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

          "Pre-Opening Expenses" means, with respect to any fiscal period, the amount of expenses (OTHER THAN Consolidated Interest Expense) incurred with respect to capital projects which are classified as "pre-opening expenses" on the applicable financial statements of the Borrower and its Subsidiaries for such period (or, with respect to that portion of any period occurring prior to December 31, 1998, the Combined Pro Forma Financial Statements), prepared in accordance with generally accepted accounting principles.

          "Pricing Certificate" means a Pricing Certificate substantially in the form of Exhibit C hereto, properly completed and signed by an Authorized Officer of the Borrower.

          "Pricing Period" means (a) the period beginning on the Effective Date and ending on August 31, 1999, and (b) each period of three months beginning on the first day of each March, June, September and December and ending on the last day of the succeeding May, August, November and February.

          "Public Notice" means, without limitation, any filing or report made in accordance with the requirements of the Securities and Exchange Commission (or any successor), any press release or public announcement made by the Borrower or any written notice the Borrower gives to the Administrative Agent or the Lenders.

          "Rating Agencies" means S&P and Moody's.

          "Rating Decline" means the occurrence on any date on or within 90 days after the date of the first public notice of (i) the occurrence of an event described in clauses (i)-(v) of the definition of "Change of Control" or (ii) the intention by the Borrower to effect such an event (which 90-day period shall be extended so long as the rating of the senior debt of the Borrower is under publicly announced consideration for possible downgrade by any of the

Rating Agencies) of a decrease in the rating of the senior debt of the Borrower by any of the Rating Agencies to below Investment Grade.

          "Reference Rate" means the rate of interest publicly announced from time to time by Bank of America in San Francisco, California, as its "reference rate" or the similar prime rate or reference rate announced by any successor Administrative Agent. Bank of America's reference rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the Reference Rate announced by Bank of America or any successor Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Required Lenders" means at any time Lenders having at least 51% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding at least 51% of the sum of the aggregate unpaid principal amount of the Loans.

          "Revolving Credit Period" means the period from and including the Effective Date to but not including the Termination Date.

          "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and its successors.

          "Senior Managing Agents" means The Bank of New York, First Union National Bank and SG, in each case in their capacity as Senior Managing Agents hereunder. The capacity of the Senior Managing Agents is titular in nature, and the Senior Managing Agents shall have no obligations or liabilities under the Loan Documents by reason of acting in such capacity.

          "Sheraton Tunica" means Sheraton Tunica Corporation, a Delaware corporation.

          "Significant Subsidiary" means each Subsidiary of the Borrower at any time having (i) at least "10% of the total consolidated assets of the Borrower and its Subsidiaries (determined as of the last day of the most recent fiscal quarter of the Borrower) or (ii) at least 10% of the consolidated revenues of the Borrower and its Subsidiaries for the fiscal year of the Borrower then most recently ended.

          "Solvent" as to any Person shall mean that (a) the sum of the assets of such Person, both at a fair valuation and at present fair saleable value, exceeds its liabilities, including its probable liability in respect of contingent liabilities, (b) such Person will have sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (c) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, "debt" means any liability on a claim, and "claim" means (x) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (y) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. With respect to any such contingent liabilities, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

          "SPC" has the meaning set forth in Section 9.05(f).

          "Spin-Off Transaction" means (a) the contribution by Hilton of the assets and operations of the Gaming Segment, including without limitation the assets described on Schedule 1 to the Hilton Distribution Agreement, to the Borrower and its Subsidiaries pursuant to the Hilton Distribution Agreement and the substantially concurrent distribution of shares in the Borrower to the shareholders in Hilton, (b) the execution of the First Supplemental Indenture to the Borrower's Indenture dated as of April 15, 1997, and the Debt Assumption Agreement between the Borrower and Hilton, in each case substantially in the form previously delivered to the Administrative Agent prior to December 31, 1998, and (c) the merger of the Borrower with Grand pursuant to the Grand Agreement, each of which occurred as of December 31, 1998.

          "Starwood" means Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation.

          "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

          "Termination Date" means August 28, 2000 or such later date to which the Revolving Credit Period shall have been extended pursuant to
Section 2.15, or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

          "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

          "Wholly-Owned Consolidated Subsidiary" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors, qualifying shares) are at the time directly or indirectly owned by the Borrower.

          "Year 2000 Issue" means failure of computer software, hardware and firmware systems, and equipment containing embedded computer chips, to properly receive, transmit, process, manipulate, store, retrieve, re-transmit or in any other way utilize data and information due to the occurrence of the year 2000 or the inclusion of dates on or after January 1, 2000.

          1.02 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants and disclosed in such financial statements) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Lenders; provided that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article V for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

          1.03 TYPES OF BORROWINGS. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article II under which participation therein is determined (I.E., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Lenders participate in proportion to their commitments).

                                  ARTICLE II

                                 THE CREDITS

          2.01 COMMITMENTS TO LEND. During the Revolving Credit Period each Lender severally agrees, on the terms and conditions set forth in this Agreement, to lend to the Borrower pursuant to this Section from time to time amounts such that (a) the aggregate principal of Committed Loans by such Lender at any one time outstanding shall not exceed the amount of its Commitment, (b) the aggregate principal outstanding amount of all Committed Loans shall not exceed the aggregate Commitments, and (c) unless and until the conditions precedent set forth in Section 3.01(e) are satisfied (or concurrently with the satisfaction thereof), the aggregate principal outstanding amount of all Committed Loans shall not exceed $650,000,000 at any time. Each Borrowing under this Section shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000; and each Committed Borrowing shall be made from the several Lenders ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay, or to the extent permitted by
Section 2.17, prepay Loans and reborrow at any time on or prior to the Termination Date under this Section. The Committed Loans shall mature, and the principal amount thereof shall be due and payable, on the Termination Date.

          2.02 NOTICE OF COMMITTED BORROWINGS. The Borrower shall give the Administrative Agent notice (a "Notice of Committed Borrowing"), substantially in the form of Exhibit D hereto, not later than 8:30 A.M. (California local time) on (y) the date of each Base Rate Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

               (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

               (b) the aggregate amount of such Borrowing;

               (c) whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans; and

               (d) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

Not more than twelve Committed Borrowings which are Euro-Dollar Borrowings having different Interest Periods shall be outstanding at any time.

          2.03 RESERVED.

          2.04 RESERVED.

          2.05 CONVERSION AND CONTINUATION OF COMMITTED LOANS. Subject to the provisions of this Article II governing the making of Euro-Dollar Loans, the Borrower shall have the option at any time (i) to convert all or any part of its outstanding Committed Loans equal to $10,000,000 and integral multiples of $1,000,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Committed Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a Euro-Dollar Loan, to continue all or any portion of such Loan equal to $1,000,000 and integral multiples of $100,000 in excess of that amount as a Euro-Dollar Loan; PROVIDED, HOWEVER, that a Euro-Dollar Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

          The Borrower shall deliver, to the Administrative Agent, notice of any such conversion or continuation, substantially in the form of Exhibit D (each a "Notice of Conversion/Continuation"), no later than 8:30 A.M. (California local time) at least one Domestic Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Euro-Dollar Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Euro-Dollar Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day in the case of Base Rate Loans and a Euro-Dollar Business Day, in the case of conversion to or continuation of Euro-Dollar Loans), (ii) the amount and type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a Euro-Dollar Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a Euro-Dollar Loan, that no Default or Event of Default has occurred and is continuing.

          2.06 NOTICE TO LENDERS; FUNDING OF LOANS.

               (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

               (b) Not later than 11:00 A.M. (California local time) on the date of each Borrowing, if such Borrowing is to be made in Dollars, each Lender participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing in Dollars, in federal or other funds immediately available to the Administrative Agent at its address referred to in Section 9.01. Unless the Administrative Agent determines that any applicable condition specified in Article III has not been satisfied, the Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent's aforesaid address or place.

               (c) If any Lender makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Lender, such Lender shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Lender to the Administrative Agent as provided in subsection (b), or remitted by the Borrower to the Administrative Agent as provided in Section 2.17, as the case may be.

               (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this
     Section 2.06 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to
     Section 2.08 and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan included in such Borrowing for purposes of this Agreement. If the Borrower pays interest under this subsection (d) at the Federal Funds Rate and the Federal Funds Rate is higher than the interest rate applicable thereto pursuant to Section 2.08, the applicable Lender shall pay the Borrower the difference between such rates.

          2.07 NOTES.

               (a) The Committed Loans of each Lender shall be evidenced by a single Note payable to the order of such Lender for the account of its Applicable Lending Office in an amount equal to such Lender's Commitment.

               (b) RESERVED.

               (c) Upon receipt of each Lender's Note pursuant to Section 3.02(b), the Administrative Agent shall forward such Note to such Lender. Each Lender shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Lender so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Lender is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

          2.08 INTEREST RATES. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day PLUS any applicable Base Rate Margin. Such interest shall be payable on the last Domestic Business Day of each calendar quarter in arrears and on the Termination Date. Any overdue principal of or interest on any Base Rate Loan shall, at the option of the Required Lenders, bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of the Base Rate PLUS any applicable Base Rate Margin PLUS 2% per annum.

          (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of (a) the Euro-Dollar Margin for such day plus (b) the applicable London Interbank Offered Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

          (c) Any overdue principal of or interest on any Euro-Dollar Loan shall, at the option of the Required Lenders, bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Euro-Dollar Margin for such day plus the quotient obtained (rounded upwards, if necessary, to the next higher 1/100 of 1%) by dividing (i) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such period of time not longer than 6 months as the Administrative Agent may elect) deposits in Dollars in an amount approximately equal to such overdue payment due to the Administrative Agent are offered to the Administrative Agent in the London interbank market for the applicable period determined as provided above by (ii) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

          (d) RESERVED.

          (e) RESERVED.

          (f) The Administrative Agent shall determine in accordance with the provisions of this Agreement, each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Lenders of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

          2.09 UPFRONT FEES. On the Effective Date, the Borrower shall pay to the Administrative Agent for the account of each Lender non-refundable upfront fees in the amounts set forth in letter agreements between each Lender and the Lead Arranger and Sole Book Manager and advised by the Lead Arranger and Sole Book Manager to the Borrower.

          2.10 FACILITY FEES. The Borrower shall pay to the Administrative Agent for the account of the Lenders ratably facility fees at the Facility Fee Rate determined daily in accordance with the Schedule 1 (the "Facility Fee Rate"). Such facility fee shall accrue from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the daily aggregate amount of the Commitments (whether used or unused). Facility fees shall be payable quarterly in arrears on December 1, 1999 and on the first day of each subsequent March, June, September and December and upon the date of termination of the Commitments in their entirety, and are non-refundable.

          2.11 RESERVED.

          2.12 OPTIONAL TERMINATION OR REDUCTION OF COMMITMENTS BY THE BORROWER. During the Revolving Credit Period, the Borrower may, upon at least five Domestic Business Days' notice to the Administrative Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably and permanently reduce from time to time by an aggregate amount of $25,000,000 or any larger amount in multiples of $1,000,000, the aggregate amount of the Commitments in excess of the the aggregate outstanding principal balance of the Loans.

          2.13 OPTIONAL TERMINATION OF COMMITMENTS BY THE LENDERS. Following the occurrence of a Change of Control, the Required Lenders may in their sole and absolute discretion elect, during the sixty day period immediately subsequent to the LATER of (a) such occurrence and (b) the EARLIER of (i) receipt of the Borrower's written notice to the Administrative Agent of such occurrence and (ii) if no such notice has been received by the

Administrative Agent, the date upon which the Administrative Agent and the Lenders have actual knowledge thereof, to terminate all of the Commitments. In any such case the Commitments shall be terminated effective on the date which is sixty days subsequent to the date of written notice from the Administrative Agent to the Borrower thereof, and, to the extent that there is then any Debt evidenced by the Notes, the same shall be immediately due and payable.

          2.14 SCHEDULED TERMINATION OF COMMITMENTS. The Commitments shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

          2.15 EXTENSIONS OF THE TERMINATION DATE. The Termination Date may be extended, in the manner set forth in this Section, for a period of 364 days after the date on which the Termination Date would otherwise have occurred. If the Borrower wishes to extend the Termination Date, it shall give written notice to that effect to the Administrative Agent not less than 90 days nor more than 150 days following the delivery to the Administrative Agent of the audited annual financial statements of the Borrower in accordance with Section 5.01(a), whereupon the Administrative Agent shall notify each of the Lenders of such notice. Each Lender will respond to such request, whether affirmatively or negatively, within the period which ends upon the later of (i) 30 days following the Borrower's request, or (ii) 45 days prior to the then effective Termination Date (the "Response Date"). If a Lender or Lenders respond negatively or fail to timely respond to such request (each non-responding Lender being conclusively deemed to refuse to consent to the extension), but such non-extending Lender(s) have Commitment(s) aggregating less than 33 1/3% of the aggregate amount of the Commitments, the Borrower shall, for a period of 60 days following the Response Date, have the right, with the assistance of the Administrative Agent, to seek a mutually satisfactory substitute financial institution or financial institutions (which may be one or more of the Lenders) to assume the Commitment(s) of such non-extending Lender(s). Not later than the third Domestic Business Day prior to the end of such 60-day period, the Borrower shall, by notice to the Lenders through the Administrative Agent, either (i) terminate, effective on the third Domestic Business Day after the giving of such notice, the Commitment(s) of such non-extending Lender(s), whereupon the Lenders who have consented to the extension shall continue with their Commitments unaffected to lend subject to the terms of this Agreement to the new Termination Date, or (ii) designate one or more new financial institutions reasonably acceptable to the Administrative Agent to assume the Commitments of such non-extending Lenders, whereupon the aggregate amount of such Commitment(s) shall be assumed by such substitute financial institution or financial institutions within such 60-day period or (iii) withdraw its request for an extension of the Termination Date, in which case the Commitments shall continue unaffected. The failure of the Borrower to timely take the actions contemplated by clause (i) or (ii) of the preceding sentence shall be deemed a withdrawal of its request for an extension as contemplated by clause (iii) whether or not notice to such effect is given, and in no event shall the Termination Date be extended unless each Lender which has not consented to the proposed extension has been either replaced or terminated as set forth above. So long as Lenders having Commitment(s) totaling not less than 66 2/3% of the aggregate amount of the Commitment(s) shall have responded affirmatively to such a request, and such request is not withdrawn in accordance with the preceding sentence, then, subject to receipt by the Administrative Agent of counterparts of an Extension Agreement in substantially the form of Exhibit E duly completed and signed by the Borrower and each of the affirmatively responding Lenders, the Termination Date shall be extended, effective on such extension date, for a period of 364 days to the date stated in such Extension Agreement.

          2.16 OPTIONAL PREPAYMENTS.

               (a) Subject in the case of any Euro-Dollar Borrowing to
     Section 2.18, the Borrower may, upon at least one Domestic Business Day's notice to the Administrative Agent, prepay any Base Rate Borrowing, or upon at least three Euro-Dollar Business Days' notice to the Administrative Agent, with respect to any Euro-Dollar Borrowing, prepay any Euro-Dollar Borrowing, in each case in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Lenders included in such Borrowing.

               (b) RESERVED.

               (c) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

          2.17 GENERAL PROVISIONS AS TO PAYMENTS.

               (a) The Borrower shall make each payment of principal of, and interest on, Loans and of fees hereunder, in Dollars not later than 11:00 A.M. (California local time) on the date when due, in Federal or other immediately available funds, to the Administrative Agent at its address referred to in Section 9.01, without offset or counterclaim. The Administrative Agent will promptly distribute to each Lender its ratable share of each such payment received by the Administrative Agent for the account of the Lenders, in Dollars and in the type of funds received by the Administrative Agent. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

               (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

          2.18 FUNDING LOSSES. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Article VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or if the Borrower fails to borrow any Fixed Rate Loans after notice has been given to any Lender in accordance with Section 2.06(a), the Borrower shall reimburse each Lender within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Lender shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

          2.19 COMPUTATION OF INTEREST AND FEES. Interest based on the Reference Rate and all fees hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

          2.20 WITHHOLDING TAX EXEMPTION. At least five Domestic Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8 ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes.

          Each Lender which so delivers a Form W-8 ECI further undertakes to deliver to each of the Borrower and the Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

          2.21 RESERVED.

          2.22 REGULATION D COMPENSATION. Each Lender may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Lender at a rate per annum determined by such Lender up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Lender wishing to require payment of such additional interest (x) shall so notify the Borrower and the Agent, in which case such additional interest on the Euro-Dollar Loans of such Lender shall be payable to such Lender at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice and (y) shall notify the Borrower at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans of the amount then due it under this Section.

                                ARTICLE III

                                 CONDITIONS

          3.01 BORROWINGS. The obligation of any Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

               (a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02;

               (b) immediately after such Borrowing, the sum of the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

               (c) immediately before and after such Borrowing, no Default or Event of Default shall have occurred and be continuing; and

               (d) the representations and warranties of the Borrower contained in this Agreement (except the representations and warranties set forth in Section 4.04(b) and Section 4.05, in each case as to any matter which has theretofore been disclosed in writing by the Borrower to the Lenders) shall be true on and as of the date of such Borrowing.

               (e) where, giving effect to the requested Loan, the aggregate principal amount of the outstanding Loans will exceed $650,000,000 for the first time, that:

                    (i) the Caesars Acquisition shall have been consummated, or shall concurrently be consummated, in accordance with the terms of the Caesars Acquisition Agreement; and

                   (ii) the Administrative Agent shall have received a supplemental opinion of Latham & Watkins (or other legal counsel selected by the Borrower and reasonably acceptable to the Administrative Agent), substantially in the form of Exhibit F hereto, and a certificate of the Borrower stating that all conditions precedent to the Caesars Acquisition set forth in the Caesars Acquisition Agreement have been satisfied or waived by the parties thereto and that the Caesars Acquisition has been consummated in material compliance with applicable laws.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses
(b), (c) and (d) of this Section.

          3.02 EFFECTIVENESS. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.04):

               (a) receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

               (b) receipt by the Administrative Agent for the account of each Lender of a duly executed Note dated on or before the Effective Date complying with the provisions of Section 2.05;

               (c) receipt by the Administrative Agent of an opinion of Latham & Watkins, substantially in the form of Exhibit G and an opinion of Sills Cummis Radin Tischman Epstein & Gross, P.A., substantially in the form of Exhibit H;

               (d) arrangements satisfactory to the Administrative Agent for the repayment of all loans (if any) outstanding under the Existing Short Term Credit Agreement and the termination of the lending commitments thereunder;

               (e) receipt by the Administrative Agent of all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent.

The Administrative Agent shall promptly notify the Borrower, the Administrative Agent and each Lender of the effectiveness of this Agreement, and such notice shall be conclusive and binding on all parties hereto.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants that:

          4.01 CORPORATE EXISTENCE AND POWER. The Borrower (a) is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, (b) has all corporate powers and authority and all material governmental licenses (including, without limitation, any such license issued by a Gaming Board), authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted and (c) is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, leasing and operation of its property or the conduct of its business requires such qualification.

          4.02 CORPORATE AND GOVERNMENTAL AUTHORIZATION; CONTRAVENTION. The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Governmental Agency and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

          4.03 BINDING EFFECT. This Agreement constitutes a valid and binding agreement of the Borrower and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower, in each case enforceable in accordance with their respective terms.

          4.04 FINANCIAL INFORMATION.

               (a) The Combined Pro Forma Financial Statements fairly present in all material respects, in conformity with generally accepted accounting principles, the pro forma combined financial position of the Gaming Segment and the divisions of Grand owning the Grand Assets as of the dates and for the periods therein stated.

               (b) Since December 31, 1998, there has been no material adverse change in the business, financial position, results of operations or prospects of the Gaming Segment and the Grand Assets, or in the operations of the Borrower and its Consolidated Subsidiaries, considered as a whole.

          4.05 Litigation. Except as disclosed in the Borrower's form 10-K report for the year ended December 31, 1998 or in its 10-Q reports dated March 31, and June 30, 1999, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries or which in any manner draws into question the validity or enforceability of this Agreement or the Notes. Without limiting the generality of the foregoing, with respect to those litigation matters described above as reported in the Borrower's aforementioned form 10-K or 10-Q reports, (a) the disclosure contained therein was accurate as of the date of thereof, and (b) since such date there has been no material adverse development.

          4.06 COMPLIANCE WITH ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV or ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

          4.07 TAXES. The United States Federal income tax returns of Hilton and its Subsidiaries and of Grand and its Subsidiaries have been filed through the fiscal year ended December 31, 1997. The Borrower and its Significant Subsidiaries have filed all United States Federal income tax returns and other material tax returns which are required to be filed by them and have paid or agreed to settlements of all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Borrower and its Significant Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

          4.08 SIGNIFICANT SUBSIDIARIES. Each of the Significant Subsidiaries
(a) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) has all corporate powers and authority and all material governmental licenses (including, without limitation, any such license issued by a Gaming Board), authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted and (c) is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, leasing and operation of its property or the conduct of its business requires such qualification, and the failure to be so qualified would have a material adverse effect on the Borrower and its Subsidiaries.

          4.09 NOT AN INVESTMENT COMPANY. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          4.10 ENVIRONMENTAL MATTERS. The Borrower has reasonably concluded that Environmental Laws are unlikely to have a material adverse effect on the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

          4.11 FULL DISCLOSURE. All information heretofore furnished by Hilton, Grand and the Borrower to the Agents or to any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Administrative Agent or any Lender will be, taken as a whole, true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Lenders in writing or by means of its filings with the Securities and Exchange Commission any and all facts which materially and adversely affect or may affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial position of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of the Borrower to perform its obligations under this Agreement. With respect to any projections or forecasts provided, such projections or forecasts represent, as of the date thereof, management's best estimates based on reasonable assumptions and all available information, but are subject to the uncertainty inherent in all projections and forecasts.

          4.12 SOLVENCY. Giving effect hereto, as of the Effective Date, the Borrower and its Significant Subsidiaries are, on a consolidated basis, Solvent.

          4.13 GAMING LAWS. The Borrower and its Subsidiaries are in material compliance with all applicable Gaming Laws.

          4.14 YEAR 2000. The Borrower and its Subsidiaries have reviewed the effect of the Year 2000 Issue on the computer software, hardware and firmware systems and equipment contained embedded microchips owned or operated by or for the Borrower and its Subsidiaries. The costs to the Borrower and its Subsidiaries of any reprogramming required as a result of the Year 2000 Issue to permit the proper functioning of such systems and equipment and the proper processing of data, and the testing of such reprogramming, and of required systems changes are not reasonably expected to result in a Default or to have a material adverse effect on the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

                                   ARTICLE V

                                   COVENANTS

          The Borrower agrees that, so long as any Lender has any Commitment hereunder or any amount payable under any Note remains unpaid:

          5.01 INFORMATION. The Borrower will deliver to the Administrative Agent (who shall promptly distribute the same to the Lenders or advise the Lenders thereof):

               (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Arthur Andersen LLP or other independent public accountants of nationally recognized standing;

               (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in the case of such statements of income and cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by an Authorized Officer;

               (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a Compliance Certificate (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.06, 5.10 and 5.11 on the date of such financial statements, and (ii) stating whether any Default exists on the date of such Compliance Certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

               (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements
     (i) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith;

               (e) as soon as available and in any event not later than the last day of February of each year, a completed Pricing Certificate as of December 31 of the prior year;

               (f) within five Domestic Business Days of any officer of the Borrower obtaining knowledge of any Default, if such Default is then continuing, a certificate of an Authorized Officer setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

               (g) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

               (h) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

               (i) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal
     Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041 (c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

               (j) forthwith, notice of any change of which the Borrower becomes aware in the rating by S&P or Moody's, of the Borrower's outstanding senior unsecured long-term debt securities; and

               (k) from time to time such additional information regarding the financial position or business of the Borrower and its subsidiaries as the Administrative Agent, at the request of any Lender, may reasonably request.

          5.02 MAINTENANCE OF PROPERTY; INSURANCE.

               (a) The Borrower will keep, and will cause each Significant Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, except where failure to do so would not have a material adverse effect on the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

               (b) The Borrower will, and will cause each of its Significant Subsidiaries to, maintain (either in the name of the Borrower or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business and will furnish to the Lenders, upon request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried. Notwithstanding the foregoing, the Borrower may self-insure with respect to such risks with respect to which companies of established repute engaged in the same or similar business in the same general area usually self-insure.

          5.03 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Borrower will continue, and will cause each Significant Subsidiary to continue, to engage in business of the same general type conducted by the Borrower and its Significant Subsidiaries as of the Effective Date, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this
Section 5.03 shall prohibit (i) the merger of a Subsidiary into the Borrower or the merger or the consolidation of a Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Subsidiary and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing or (ii) the termination of the corporate existence of any Subsidiary if (A) the

Borrower in good faith determines that such termination is in the best interest of the Borrower and (B) such termination is not materially disadvantageous to the Lenders.

          5.04 COMPLIANCE WITH LAWS. The Borrower will comply, and cause each Significant Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of any Governmental Agency (including, without limitation, Environmental Laws, Gaming Laws and ERISA and, in each case, the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

          5.05 INSPECTION OF PROPERTY, BOOKS AND RECORDS. The Borrower will keep, and will cause each Significant Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Significant Subsidiary to permit, representatives of any Lender at such Lender's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

          5.06 NEGATIVE PLEDGE. None of the Borrower, any Covered Subsidiary or any Significant Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

               (a) Liens existing as of the Effective Date;

               (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

               (c) any Lien on any asset (other than Liens created to finance or refinance the cost of acquiring the equity interests and other assets acquired or to be acquired pursuant to the Caesars Acquisition Agreement) securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset (it being understood that, for this purpose, the acquisition of a Person is also an acquisition of the assets of such Person); PROVIDED THAT the Lien attaches to such asset concurrently with or within 180 days after the acquisition thereof, or such longer period, not to exceed 12 months, due to the Borrower's inability to retain the requisite governmental approvals with respect to such acquisition; provided further that, in the case of real estate, (i) the Lien attaches within 12 months after the latest of the acquisition thereof, the completion of construction thereon or the commencement of full operation thereof and
     (ii) the Debt so secured does not exceed the sum of (x) the purchase price of such real estate plus (y) the costs of such construction;

               (d) any Lien on any asset of any corporation or other business entity (including without limitation the Persons acquired pursuant to the Caesars Acquisition Agreement) existing at the time such corporation or other business entity is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event;

               (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition;

               (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased (other than to cover any transaction costs of such refinancing, extension, renewal or refunding) and is not secured by any additional assets;

               (g) Liens securing Debt of a Subsidiary to the Borrower or another Subsidiary; and

               (h) Liens not otherwise permitted by the foregoing clauses of this Section encumbering assets of the Borrower and its Consolidated Subsidiaries having an aggregate fair market value which is not in excess of 10% of Consolidated Net Tangible Assets (determined, in each case, by reference to the most recent date for which the Borrower has delivered its financial statements under Section 5.01(a)).

          5.07 CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. The Borrower and its Subsidiaries will not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or any substantial part of the assets of the Borrower and its Subsidiaries, taken as a whole, to any other Person, or (iii) acquire all or substantially all of the assets of, or more than 49% of the capital stock or other equity securities of, any Person which is not engaged in the same general lines of business as the Borrower and its Subsidiaries, if, giving effect to such consolidation, merger, sale or acquisition, the Borrower is not in pro forma compliance with the covenants set forth in Sections 5.10 and 5.11; PROVIDED that, notwithstanding the foregoing, the Borrower may merge with another Person only if (A) the Borrower is the corporation surviving such merger, and (B) immediately after giving effect to such merger, no Default shall have occurred and be continuing.

          5.08 HOSTILE TENDER OFFERS. The Borrower and its Subsidiaries will not make any offer to purchase or acquire, or prosecute, pursue or consummate a purchase or acquisition of, 5% or more of the capital stock of any corporation or other business entity, if the board of directors or other equivalent governing body of such corporation or business entity has notified the Borrower or its relevant Subsidiaries that it opposes such offer or purchase and such notice has not been withdrawn or superseded.

          5.09 USE OF PROCEEDS. The proceeds of the Loans made under this Agreement will be used by the Borrower for general corporate purposes, including but not limited to (a) the refinancing of obligations under the Existing Short Term Credit Agreement and transactional and other expenses associated herewith, and (b) for working capital (including without limitation refinancing of obligations under either of the Other Credit Agreements), capital expenditures, the back stop of commercial paper and the acquisition of full-service hotel\casino, casino and casino\resort properties (including without limitation the Caesars Acquisition). None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U other than "margin stock" issued by the Borrower which is retired upon purchase or for any purpose which violates Section 5.08.

          5.10 LEVERAGE RATIO. The Leverage Ratio will not, as of the last day of any fiscal quarter of the Borrower described in the matrix below, exceed the ratio set forth opposite that fiscal quarter:

          Fiscal Quarters Ending               Maximum Ratio
          ----------------------               -------------
          September 30, 1999                   4.75:1.00

          December 31, 1999 through and        5.25:1.00
          including June 30, 2000

          September 30, 2000 and
          December 31, 2000                    4.75:1.00

          Later Fiscal Quarters, if any        4.50:1.00.


          5.11 INTEREST COVERAGE RATIO. The Interest Coverage Ratio shall not, as of the last day of any fiscal quarter of the Borrower, be less than 3.00:1.00.

          5.12 YEAR 2000. The Borrower shall promptly and in any event by December 31, 1999 make, and shall cause each of its Subsidiaries to make, all required systems changes in computer software, hardware and firmware systems and equipment containing embedded microchips owned or operated by or for the Borrower and its Subsidiaries required as a result of the Year 2000 Issue to permit the proper functioning of such computer systems and other equipment, except to the extent that the failure to take any such action could not reasonably be expected to result in a Default or to have a material adverse effect on the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole. At the request of any Lender, the Borrower shall provide, and shall cause each of its Subsidiaries to provide, to such Lender reasonable assurance of its compliance with the preceding sentence.

                                  ARTICLE VI

                                   DEFAULTS

          6.01 EVENTS OF DEFAULT. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

                 (a) the Borrower shall fail to (i) pay when due any principal of any Loan under this Agreement, or (ii) pay within five days of the due date thereof any interest, fees or other amount payable hereunder;

                 (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.06 to 5.11, inclusive;

                 (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 7 days after written notice thereof has been given to the Borrower by the Administrative Agent, which notice shall be delivered to the Borrower by the Administrative Agent at the request of any Lender;

                 (d) any representation, warranty, certification or statement made or deemed made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

                 (e) the Borrower or any Covered Subsidiary or any Significant Subsidiary shall fail to make any payment in respect of any Debt (other than the Notes and Non-Recourse Debt) when due or within any applicable grace period and the aggregate principal amount of such Debt is in excess of $100,000,000;

                 (f) any event or condition shall occur which results in the acceleration of the maturity of any Debt (other than Non-Recourse
      Debt) in excess of $100,000,000 of the Borrower or any Covered Subsidiary or any Significant Subsidiary or enables or entitles the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

                 (g) the Borrower or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                 (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Significant Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

                 (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $25,000,000;

                 (j) a judgment or order for the payment of money in excess of $25,000,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days;

                 (k) the occurrence of a License Revocation with respect to a license issued to the Borrower or any of its Subsidiaries by any Gaming Board of the States of Mississippi, New Jersey or Nevada with respect to gaming operations at any gaming facility accounting for five percent (5%) or more of the consolidated gross revenues of the Borrower and its Subsidiaries that continues for thirty calendar days;

then, and in every such event, the Administrative Agent shall (i) if requested by the Required Lenders, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by the Required Lenders, by notice to the Borrower declare the

Loans (together with accrued interest thereon) to be, and the Loans (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; PROVIDED that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Administrative Agent or the Lenders, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

          6.02 NOTICE OF DEFAULT. The Administrative Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

          6.03 RESERVED.

                                  ARTICLE VII

                                  THE AGENTS

          7.01 APPOINTMENT AND AUTHORIZATION. Each Lender irrevocably appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to such Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

          7.02 AGENTS AND AFFILIATES. Bank of America and the other Agents shall each have the same rights and powers under this Agreement as any other Lender and each may exercise or refrain from exercising the same as though it were not an Agent, and Bank of America and the other Agents and their respective affiliates may accept deposits from, lend money to, and generally engage in any kind of business with, the Borrower or any Subsidiary or Affiliate of the Borrower as if they were not Agents hereunder.

          7.03 ACTION BY AGENTS. The obligations of the Agents hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

          7.04 CONSULTATION WITH EXPERTS. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          7.05 LIABILITY OF AGENT. Neither any Agent nor any of their respective affiliates nor any of the respective directors, officers, agents or employees of any of the foregoing shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its own gross negligence or willful misconduct. Neither any Agent nor any of their respective affiliates nor any of the respective directors, officers, agents or employees of any of the foregoing shall be responsible for or have any duty to ascertain, inquire into or verify
(i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III, except in the case of the Administrative Agent receipt of items required to be delivered to it; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Administrative Agent shall incur no liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

          7.06 INDEMNIFICATION. Each Lender shall, ratably in accordance with its Commitment, indemnify the Administrative Agent, its affiliates and its directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitee may suffer or incur in connection with the Administrative Agent's role under this Agreement or any related action taken or omitted by such indemnitee hereunder.

          7.07 CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Lead Arranger and Sole Book Manager or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Lead Arranger and Sole Book Manager or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

          7.08 SUCCESSOR AGENT. The Administrative Agent may resign at any time subject to the appointment of a successor Agent by giving notice to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent with the consent of the Borrower, which consent shall not be unreasonably withheld or delayed; provided that no such consent shall be required if the successor Agent is a Lender. If no successor Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Agent's 'giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, and without the Borrower's consent, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

          7.09 AGENTS' FEES. The Borrower shall pay to each Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and such Agent.

                                 ARTICLE VIII

                           CHANGE IN CIRCUMSTANCES

          8.01 BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. If on or prior to the first day of any Interest Period for any Fixed Rate
Borrowing:

                 (a) the Administrative Agent is advised by the Required Lenders that deposits in Dollars and in the required amounts are not being offered to the Lenders in the relevant market for such Interest Period, or

                 (b) in the case of a Committed Borrowing, Lenders having 50% or more of the aggregate amount of the Commitments advise the Administrative Agent that the London Interbank Offered Rate, as determined by the Administrative Agent, will not adequately and fairly reflect the cost to such Lenders of funding their Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make Euro-Dollar Loans shall be suspended. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Fixed Rate Borrowing shall instead be made as a Base Rate Borrowing. The Administrative Agent shall promptly notify the Lenders of any election by the Borrower pursuant to the preceding sentence.

          8.02 ILLEGALITY. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Lender shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the sole judgment of such Lender, be otherwise disadvantageous to such

Lender. If such Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Lender (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders), and such Lender shall make such a Base Rate Loan.

          8.03 INCREASED COST AND REDUCED RETURN.

                 (a) If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                       (i) shall subject any Lender (or its Applicable
            Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans, or shall change the basis of taxation of payments to any Lender (or its Applicable Lending Office) of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans (except for changes in the rate of tax on the overall net income of such Lender or its Applicable Lending Office imposed by the jurisdiction in which such Lender's principal executive office or Applicable Lending Office is located); or

                       (ii) shall impose, modify or deem applicable any
            reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding, with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) or shall impose on any Lender (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans;

      and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Lender to be material, then, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

                 (b) If, after the date hereof, any Lender shall have determined that any applicable law, rule or regulation regarding capital adequacy (irrespective of the actual timing of the adoption or implementation thereof and including, without limitation, any law or regulation adopted pursuant to the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender (or its Parent) as a consequence of such Lender's obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such law, regulation, change or compliance (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its Parent) for such reduction.

                 (c) Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate of any Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

          8.04 BASE RATE LOANS SUBSTITUTED FOR AFFECTED FIXED RATE LOANS. If
(i) the obligation of any Lender to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Lender has demanded compensation under
Section 8.03(a) and the

Borrower shall, by at least five Euro-Dollar Business Days, prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

                 (a) all Loans which would otherwise be made by such Lender as Euro-Dollar Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Lenders), and

                 (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

                                     ARTICLE IX

                                    MISCELLANEOUS

          9.01 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Administrative Agent, at its address or telex or telecopier number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or telex or telecopier number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or telex or telecopier number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answer back is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered or received at the address specified in this Section; provided that notices to the Administrative Agent under Article II or Article VIII shall not be effective until received.

          9.02 NO WAIVERS. No failure or delay by the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          9.03 EXPENSES; DOCUMENTARY TAXES; INDEMNIFICATION.

                 (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Administrative Agent and the Lead Arranger and Sole Book Manager, including reasonable fees and disbursements of counsel for the Administrative Agent (including the allocated fees and expenses of any internal counsel), in connection with the preparation of this Agreement and all related documents, the negotiation, closing and syndication of this Agreement and the Loans, and in connection with any waiver, amendment or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and
      (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Lender, including fees and disbursements of counsel (including the allocated fees and expenses of any internal counsel), in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrower shall indemnify each Lender against any transfer taxes, documentary taxes, mortgage recording taxes, assessments or charges made by any governmental authority by reason of the execution and delivery or enforcement of this Agreement and the Notes.

                 (b) The Borrower agrees to indemnify each Agent, the Lead Arranger and Sole Book Manager and each Lender, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated fees and expenses of any internal counsel), which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

          9.04 AMENDMENTS AND WAIVERS. No amendment or waiver of the terms of this Agreement or the other Loan Documents shall be made or be effective unless such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that no such amendment or waiver shall, unless signed by all the Lenders, (i) increase or decrease the amount of the Commitment of any Lender without the consent of that Lender (except for a ratable decrease in the Commitments of all Lenders) or subject any Lender to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or interest thereon or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or interest thereon or any fees hereunder, or the Termination Date (except as contemplated by Section 2.15), (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the percentage of Lenders, which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement, (v) render more restrictive the ability of any Lender to assign or grant participations in its Commitment under Section 9.05 or (vi) waive or amend the condition set forth in Section 3.01(e).

          9.05 SUCCESSORS AND ASSIGNS.

                 (a) This Agreement and the other Loan Documents to which the Borrower is a party will be binding upon and inure to the benefit of Borrower, the Administrative Agent, each of the Lenders, and their respective successors and assigns, EXCEPT that the Borrower may not assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of all the Lenders. Each Lender represents that it is not acquiring its Note with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (subject to any require-ment that disposition of such Note must be within the control of such Lender). Any Lender may at any time pledge its Note or any other instrument evidencing its rights as a Lender under this Agreement to a Federal Reserve Bank, but no such pledge shall release that Lender from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Lender hereunder absent foreclosure of such pledge.

                 (b) From time to time following the date which is sixty days following the Effective Date, each Lender may assign to one or more Eligible Assignees all or any portion of its Commitment; PROVIDED that (i) such Eligible Assignee, if not then a Lender or an Affiliate of the assigning Lender, shall be approved by each of the Administrative Agent and (if no Event of Default then exists) Borrower (neither of which approvals shall be unreasonably withheld or delayed),
      (ii) such assign-ment shall be evidenced by an Assignment and Assumption Agreement substantially in the form of Exhibit I, a copy of which shall be furnished to the Administrative Agent as hereinbelow provided, (iii) EXCEPT in the case of an assignment to an Affiliate of the assigning Lender, to another Lender or of the entire remaining Commitment of the assigning Lender, the assignment shall not assign a portion of the Commitments that is equivalent to less than $5,000,000, and (iv) the effective date of any such assignment shall be as specified in the Assignment and Assumption Agreement, but not earlier than the date which is five Banking Days after the date the Administrative Agent has received the Assignment and Assumption Agreement. Upon the effective date of the Assignment and Assumption Agreement, the Eligible Assignee named therein shall be a Lender for all purposes of this Agreement, with the Commitment therein set forth and, to the extent of such Commitment, the assigning Lender shall be released from its further obligations under this Agreement. Borrower agrees that they shall execute and deliver (against delivery by the assigning Lender to the Borrower of its Note) to such assignee Lender, a Note evidencing that assignee Lender's Commitment, and to the assigning Lender, a Note evidencing the remaining Commitment retained by the assigning Lender.

                 (c) By executing and delivering an Assignment and Assumption Agreement, the Eligible Assignee thereunder acknowledges and agrees that: (i) other than the representation and warranty that it is the legal and beneficial owner of the Commitment being assigned thereby free and clear of any adverse claim, the assigning Lender has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement or any other Loan Document; (ii) the assigning Lender has made no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance by the Borrower of its obligations under this Agreement; (iii) it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement; (iv) it will, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) it appoints and authorizes the Administrative Agent to take such action and to exercise such powers under this Agreement as are delegated to the Administrative Agent by this Agreement; and (vi) it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (d) The Administrative Agent shall maintain a copy of each Assign-ment and Assumption Agreement delivered to it and a register (the "Register") of the names and address of each of the Lenders and the Commitment held by each Lender, giving effect to each Assignment and Assumption Agreement. The Register shall be available during normal business hours for inspection by the Borrower upon reasonable prior notice to the Administrative Agent. The Administrative Agent shall promptly confirm to any requesting Lender the amount of its Commitment set forth in the Register. After receipt of a completed Assignment and Assumption Agreement executed by any Lender and an Eligible Assignee, and receipt of an assignment fee of $3,500 from such Lender or Eligible Assignee, the Administrative Agent shall, promptly following the effective date thereof, provide to the Borrower and the affected Lenders confirmation of the changes in their respective Commitments. The Borrower, the Administrative Agent and the Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the Commitments listed therein for all purposes hereof, and no assignment or transfer of any Commitment shall be effective, in each case unless and until an Assignment and Assumption Agreement effecting the assignment or transfer thereof shall have been accepted by the Administrative Agent and recorded in the Register as provided above. Prior to such recordation, all amounts owed with respect to the applicable Commitment shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitment.

         (e) Each Lender may from time to time grant participations in its Commitment to one or more Lenders, other financial institutions or special purpose trusts; PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating Lenders or other financial institutions shall not be a Lender hereunder for any purpose EXCEPT, if the participation agreement so provides, for the purposes of Sections 2.22, 8.03 and 9.03 but only to the extent that the cost of such benefits to the Borrower does not exceed the cost which the Borrower would have incurred in respect of such Lender absent the participation, (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) the participation interest shall be expressed as a percentage of the granting Lender's Commitment as it then exists and shall not restrict an increase in the Commitments, or in the granting Lender's Commitment, so long as the amount of the participation interest is not affected thereby and (vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents OTHER THAN those which result in (A) a decrease in fees, interest rate spreads or principal payable to the holder of such participation, (B) increase the Commitment of the granting Lender and thereby increase the funding requirements of the holder of such a participation, or (C) extend the Termination Date.

         (f) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC") of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower the option to provide all or any part of any Committed Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement, provided that (i) nothing herein shall constitute a commitment to make any Loan by any SPC, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof, and (iii) except as expressly set forth herein, the rights of any such SPC shall be derivative of the rights of the Granting Lender, and each SPC shall be subject to all of the restrictions upon the Granting Lender herein contained. Each SPC shall be conclusively presumed to have made arrangements with its Granting Lender for the exercise of voting and other rights hereunder in a manner which is acceptable to the SPC, and the Administrative Agent, the Lenders and the Borrower and each other party shall be entitled to rely upon and deal solely with the Granting Lender with respect to Loans made by or through its SPC. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the related Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof with respect to any claim arising out of or related to this Agreement. In addition, notwithstanding anything to the contrary contained in this Section 9.05, each SPC may, at any time, without regard to the period required by Section 9.05(b)(iv), (i) with notice to, but without the prior written consent of, the Borrower, the Borrower or the Administrative Agent, and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans (but nothing contained herein shall be construed in derogation of the obligation of the Granting Lender to make Loans hereunder), and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC. This Section 9.05(f) may not be amended without the consent of all SPC's then designated to the Administrative Agent in accordance with the foregoing provisions of this Section.

         9.06 COLLATERAL. Each of the Lenders represents to each Agent and each of the other Lenders that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

         9.07 CALIFORNIA LAW; SUBMISSION TO JURISDICTION. This Agreement and each Note shall be construed in accordance with and governed by the laws of the State of California. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Central District of California and of any California State court sitting in Los Angeles, California for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably, waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         9.08 COUNTERPARTS; INTEGRATION. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

         9.09 SEVERAL OBLIGATIONS. The obligations of the Lenders hereunder are several. Neither the failure of any Lender to carry out its obligations hereunder nor the failure of this Agreement to be duly authorized, executed and delivered by any Lender shall relieve any other Lender of its obligations hereunder (or affect the rights hereunder of such other Lender). No Lender shall be responsible for the obligations of, or any action taken or omitted by, any other Lender hereunder.

         9.10 SHARING OF SET-OFFS. Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Lenders shall be shared by the Lenders pro rata; PROVIDED that nothing in this Section shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

         9.11 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENTS AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         9.12 CONFIDENTIALITY. The Lenders hereby agree to hold any confidential information that they may receive from Borrower or its Subsidiaries pursuant to this Agreement in confidence, except for disclosure:
(a) to their respective Affiliates and to other parties to this Agreement;
(b) to legal counsel and accountants for any such party; (c) to other professional advisors to any such party, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this paragraph or has notified such professional advisors of the confidentiality of such information; (d) to regulatory officials having jurisdiction over that Lender; (e) to any Gaming Board; (f) as required by law or legal process (provided that the Lender shall endeavor, to the extent it may do so under applicable law, to give the Borrower reasonable prior notice thereof to allow the Borrower to seek a protective order) or in connection with any legal proceeding to which that Lender and the Borrower are adverse parties; and (g) to another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of that Lender's interests hereunder or a participation interest in its Note, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this

Section. For purposes of the foregoing, "confidential information" shall mean any information respecting the Borrower or its Subsidiaries reasonably considered by them to be confidential, other than (i) information previously filed with any governmental agency and available to the public,
(ii) information previously published in any public medium from a source other than, directly or indirectly, that Lender, and (iii) information previously disclosed by the Borrower or


                [Remainder of this page intentionally left blank] its Subsidiaries to any person not associated therewith without a confidentiality agreement substantially similar to this Section. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of any Lender.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    PARK PLACE ENTERTAINMENT
                                    CORPORATION

                                    By:  /s/ Janet E. Sockwell
                                       ---------------------------------------
                                    Janet E. Sockwell, CFA
                                    Vice President and Assistant Treasurer

                                    Address for Notices:
                                    Park Place Entertainment Corporation
                                    3930 Howard Hughes Parkway, 4th Floor
                                    Las Vegas, Nevada 89109
                                    Attn: Janet E. Sockwell, CFA
                                    Telephone: 702/699-5247
                                    Telecopier: 702/699-5216
                                    E-Mail: sockwellj@ballyspp.com

                                    BANK OF AMERICA, N.A., as Administrative
                                    Agent

                                    By:  /s/ Janice Hammond
                                       ---------------------------------------
                                    Janice Hammond, Vice President

                                    Address for Notices:
                                    Bank of America, N.A.
                                    Entertainment/Media Group
                                    Agency Management
                                    Corporate & Investment Banking
                                    CA9-706-11-03
                                    555 South Flower Street, 11th Floor
                                    Los Angeles, California 90071
                                    Attn: Janice Hammond, Vice President
                                    Telecopier: (213) 228-2299
                                    Telephone: (213) 228-9861





                                    BANK OF AMERICA, N.A., as a Lender

                                    By:  /s/ Scott L. Faber
                                       ---------------------------------------
                                    Scott L. Faber, Principal

                                    Address for Notices:
                                    Bank of America, N.A.
                                    Credit Products - LA 3283
                                    Entertainment & Media Group
                                    555 South Flower Street, 11th Floor
                                    Los Angeles, California 90071
                                    Attn: Scott L. Faber, Principal
                                    Telecopier: (213) 228-2641
                                    Telephone: (213) 228-2768

                                    With a copy to:
                                    Bank of America, N.A.
                                    555 South Flower Street (LA-5777)
                                    Los Angeles, California 90071
                                    Attn: William Newby, Managing Director
                                    Telecopier: (213) 228-3145
                                    Telephone: (213) 228-2438


                                    -57-                LENDER'S SIGNATURE PAGE
                                                 $2,000,000,000 CREDIT FACILITY

                                    BANKERS TRUST COMPANY



                                    By:   /s/ Laura S. Burwick
                                        -------------------------------------
                                             Laura S. Burwick

                                    Title:   Principal
                                        -------------------------------------

                                    Address for notices:

                                    Bankers Trust Company
                                    130 Liberty Street, Mail Stop 2252
                                    New York, New York 10006
                                    Attn.:   Linda Wang
                                    Facsimile: (212) 669-0743
                                    Telephone: (212) 250-2781




                                    -58-                LENDER'S SIGNATURE PAGE
                                                 $2,000,000,000 CREDIT FACILITY

                                    MERRILL LYNCH CAPITAL CORPORATION


                                    By:   /s/ [Illegible]
                                       -------------------------------
                                    Title: Vice President
                                       -------------------------------

                                    Address for notices:

                                    Merrill Lynch Capital Corporation
                                    North Tower - WFC
                                    250 Vesey Street
                                    New York, New York 10281
                                    Attn.:  Carol Feeley
                                    Facsimile: (212) 738-1649
                                    Telephone: (212) 449-8414






                                    -59-                LENDER'S SIGNATURE PAGE
                                                 $2,000,000,000 CREDIT FACILITY

                                    THE BANK OF NOVA SCOTIA



                                    By:    /s/ [Illegible]
                                       ----------------------------------
                                    Title:  R. M.
                                          -------------------------------

                                    Address for notices:

                                    The Bank of Nova Scotia
                                    San Francisco Agency
                                    580 California Street, Suite 2100
                                    San Francisco, California 94104
                                    Attn.: Alan Pendergast, Relationship Manager
                                    Facsimile: (415) 397-0791
                                    Telephone: (415) 616-4155




                                    -60-                LENDER'S SIGNATURE PAGE
                                                 $2,000,000,000 CREDIT FACILITY

                                    THE BANK OF NEW YORK


                                    By:  /s/ Lisa Y. Brown
                                       ---------------------------------
                                           Lisa Y. Brown

                                    Title:  Vice President
                                       ---------------------------------

                                    Address for notices:

                                    The Bank of New York
                                    One Wall Street, 22nd Floor
                                    New York, New York 10005
                                    Attn.: Dawn Hertling
                                    Facsimile: (212) 635-6399 or 6877
                                    Telephone: (212) 635-6742





                                    -61-                LENDER'S SIGNATURE PAGE
                                                 $2,000,000,000 CREDIT FACILITY

                                    FIRST UNION NATIONAL BANK


                                    By: /s/ Peter D. Steffen
                                       -----------------------------
                                        Peter D. Steffen

                                    Title: Senior Vice President
                                          -----------------------------

                                    Address for notices:

                                    First Union National Bank
                                    301 South College Street, 10th Floor
                                    Charlotte, North Carolina 28288-0745
                                    Attn.: John Reid, Vice President
                                    Facsimile: (704) 383-7236
                                    Telephone: (704) 383-1385


                                    -62-                LENDER'S SIGNATURE PAGE
                                                 $2,000,000,000 CREDIT FACILITY

                                    SOCIETE GENERALE

                                    By: /s/ Alex Y. Kim
                                        -------------------------------------
                                        Alex Y. Kim

                                    Title: Vice President
                                           ----------------------------------

                                    Address for notices:

                                    Societe Generale
                                    2001 Ross Avenue, Suite 4800
                                    Dallas, Texas 75201
                                    Attn.: Tequlla English
                                    Facsimile: (214) 754-0171
                                    Telephone: (214) 979-2767


                                    -63-                LENDER'S SIGNATURE PAGE
                                                 $2,000,000,000 CREDIT FACILITY

                                    COMMERZBANK AKTIENGESELLSCHAFT,
                                    NEW YORK AND CAYMAN ISLANDS
                                    BRANCHES

                                    By: /s/ Christian Jagenberg
                                        -------------------------------------
                                        Christian Jagenberg

                                    Title: SVP and Manager
                                          -----------------------------------

                                    By: /s/ Werner Schmidbauer
                                        -------------------------------------
                                        Werner Schmidbauer

                                    Title: Vice President
                                           -----------------------------------

                                    Address for notices:

                                    Commerzbank AG - New York Branch
                                    2 World Financial Center
                                    New York, New York 10281
                                    Attn.: Christine Hunermund
                                    Facsimile: (212) 266-7499
                                    Telephone: (212) 266-7684


                                    -64-                LENDER'S SIGNATURE PAGE
                                                 $2,000,000,000 CREDIT FACILITY

                                    PNC BANK, NATIONAL ASSOCIATION

                                    By: /s/ Gary W. Wessola
                                        -------------------------------------
                                        Gary W. Wessola

                                    Title: Vice President
                                          -----------------------------------

                                    Address for notices:

                                    PNC Bank, National Association
                                    Two Tower Center Boulevard
                                    East Brunswick, New Jersey 08816
                                    Attn.: Gary W. Wessels, Vice President
                                    Facsimile: (732) 220-3270
                                    Telephone: (732) 220-4553


                                    -65-                LENDER'S SIGNATURE PAGE
                                                 $2,000,000,000 CREDIT FACILITY

                                    WELLS FARGO BANK, NATIONAL
                                    ASSOCIATION

                                    By: /s/ Virginia S. Christenson
                                        -------------------------------------
                                            Virginia S. Christenson

                                    Title:  AVP/Relationship Manager
                                        -------------------------------------

                                    Address for notices:

                                    Wells Fargo Bank, National Association
                                    201 Third Street, 8th Floor
                                    San Francisco, California 94103
                                    Attn.: Belle B. Gardia, Specialist -
                                           Syndications
                                    Facsimile: (415) 512-9408
                                    Telephone: (415) 477-5471

                                    Address for Notices:
                                    Wells Fargo Bank, National Association
                                    3800 Howard Hughes Parkway, Suite 400
                                    Las Vegas, NV 89109
                                    Attn: Virginia Christenson
                                          Relationship Manager
                                    Facsimile: (702) 791-6365
                                    Telephone: (702) 791-6324


                                    -66-                LENDER'S SIGNATURE PAGE
                                                 $2,000,000,000 CREDIT FACILITY

                                    BANKBOSTON, N.A.

                                    By: /s/ Daniel M. Kortick
                                        -------------------------------------
                                        Daniel M. Kortick

                                    Title: Director
                                           ----------------------------------

                                    Address for notices:

                                    BankBoston, N.A.
                                    100 Federal Street
                                    MA 01-08-08
                                    Boston, Massachusetts 02110
                                    Attn.: Daniel M. Kortick, Director
                                    Facsimile: (617) 434-3401
                                    Telephone: (617) 434-6757


                                    -67-                LENDER'S SIGNATURE PAGE
                                                 $2,000,000,000 CREDIT FACILITY

                                    UNION BANK OF CALIFORNIA, N.A.

                                    By: [ILLEGIBLE]
                                        -------------------------------------
                                    Title: Vice President
                                           ----------------------------------

                                    Address for domestic notices:

                                    Union Bank of California, N.A.
                                    1980 Saturn Street
                                    Monterey Park, CA 91755
                                    Attn.: Gohar Katapetyan
                                    Facsimile: (323) 720-6198
                                    Telephone: (323) 720-2679


                                    Address for eurodollar notices:

                                    Union Bank of California, N.A.
                                    1980 Saturn Street
                                    Monterey Park, CA 91755
                                    Attn.: Gohar Karapetyan
                                    Facsimile: (323) 720-6198
                                    Telephone: (323) 720-2679


                                    -68-                LENDER'S SIGNATURE PAGE
                                                 $2,000,000,000 CREDIT FACILITY

                                    WACHOVIA BANK, N.A.

                                    By: /s/ Eero H. Maki
                                        -------------------------------------
                                        Eero H. Maki

                                    Title: Vice President
                                          -----------------------------------

                                    Address for notices:

                                    Wachovia Bank, N.A.
                                    191 Peachtree Street, 27th Floor
                                    Atlanta, Georgia 30303
                                    Attn.: Bill Allen, Credit Specialist
                                    Facsimile: (404) 332-4320
                                    Telephone: (404) 332-5271


                                    -69-                LENDER'S SIGNATURE PAGE
                                                 $2,000,000,000 CREDIT FACILITY

                                    THE FIRST NATIONAL BANK OF CHICAGO

                                    By: /s/ Mark A. Isley
                                        -------------------------------------
                                        Mark A. Isley

                                    Title: First Vice President
                                           ----------------------------------

                                    Address for notices:

                                    The First National Bank of Chicago
                                    One First National Plaza, 11th Floor
                                    Chicago, Illinois 60670
                                    Attn.: Robert Simon
                                    Facsimile: (312) 732-4840
                                    Telephone: (312) 732-8543


                                    -70-                LENDER'S SIGNATURE PAGE
                                                 $2,000,000,000 CREDIT FACILITY

                                    THE DAI-ICHI KANGYO BANK, LTD.

                                    By: /s/ Bertram H. Tang
                                        -------------------------------------
                                           Bertram H. Tang

                                    Title: Vice President & Group Leader
                                           ----------------------------------

                                    Address for notices:

                                    The Dai-Ichi Kangyo Bank, Ltd.
                                    1 World Trade Center, 48th Floor
                                    New York, New York 10048
                                    Attn.: Thomas Ho
                                    Facsimile: (212) 912-1879
                                    Telephone: (212) 432-8845


                                    -71-                LENDER'S SIGNATURE PAGE
                                                 $2,000,000,000 CREDIT FACILITY

                                    THE FUJI BANK, LIMITED

                                    By: /s/ Hiromitsu Ugawa
                                       -----------------------------
                                        Hiromitsu Ugawa

                                    Title: Senior Vice President
                                          -----------------------------

                                    Address for notices:

                                    The Fuji Bank, Limited, Los Angeles Agency
                                    333 South Hope Street, 39th Floor
                                    Los Angeles, California 90071
                                    Attn.: Jay Schwartz
                                          ----------------------
                                    Facsimile: (213) 253-4178
                                              --------------------
                                    Telephone: (213) 253-4149
                                              --------------------


                                    -72-                 LENDER'S SIGNATURE PAGE
                                                  $2,000,000,000 CREDIT FACILITY

                                    THE INDUSTRIAL BANK OF JAPAN, LIMITED



                                    By: /s/ V. Timiraos
                                       -----------------------------
                                        Vicente L. Timiraos

                                    Title: SVP & SDGM
                                          -----------------------------


                                    Address for notices:

                                    The Industrial Bank of Japan, Limited,
                                    Atlanta Agency
                                    1251 Avenue of Americas
                                    New York, New York 10020
                                    Attn.: Richard Emmich
                                    Facsimile: (212) 282-4480
                                    Telephone: (212) 282-4092




                                    -73-                 LENDER'S SIGNATURE PAGE
                                                  $2,000,000,000 CREDIT FACILITY

                                    FIRST SECURITY BANK, N.A.



                                    By: /s/ David P. Williams
                                       -----------------------------


                                    Title: Vice President
                                          -----------------------------

                                    Address for notices:

                                    First Security Bank, N.A.
                                    Corporate Banking Division
                                    15 East 100 South - 2nd Floor
                                    Salt Lake City, Utah 84111
                                    Attn.: David P. Williams, Vice President
                                    Facsimile: (801) 246-5532
                                    Telephone: (801) 246-5540







                                    -74-                 LENDER'S SIGNATURE PAGE
                                                  $2,000,000,000 CREDIT FACILITY

                                    FIRST TENNESSEE BANK NATIONAL
                                    ASSOCIATION



                                    By: /s/ [Illegible]
                                       -----------------------------


                                    Title: Vice President
                                          -----------------------------


                                    Address for notices:


                                    First Tennessee Bank National Association
                                    165 Madison Avenue, 9th Floor
                                    Memphis, Tennessee 38103-2723
                                    Attn.: __________________
                                    Facsimile: (901) ________
                                    Telephone: (901) ________





                                    -75-                 LENDER'S SIGNATURE PAGE
                                                  $2,000,000,000 CREDIT FACILITY

                                    THE MITSUBISHI TRUST AND BANKING
                                    CORPORATION



                                    By: /s/ [Illegible]
                                       -----------------------------


                                    Title: Senior Vice President
                                          -----------------------------

                                    Address for notices:

                                    The Mitsubishi Trust and Banking Corporation
                                    520 Madison Avenue, 26th Floor
                                    New York, New York 10022
                                    Attn.: Reginald Johnson
                                    Facsimile: (212) 755-2349 or 486-0970
                                    Telephone: (212) 891-8445




                                    -76-                 LENDER'S SIGNATURE PAGE
                                                  $2,000,000,000 CREDIT FACILITY

                                    BANK OF HAWAII




                                    By: /s/ Robert M. Wheeler, III
                                       -----------------------------
                                        Robert M. Wheeler, III

                                    Title:  Vice President
                                          -----------------------------

                                    Address for notices:

                                    Bank of Hawaii
                                    949 Kamokila Boulevard, 2nd Floor
                                    Kapolei, Hawaii 96707
                                    Attn.: Donna Arakawa, Processing & Support
                                           Assistant
                                    Facsimile: (808) 693-1672
                                    Telephone: (808) 693-1698


                                    Bank of Hawaii
                                    130 Merchant Street, 20th Floor
                                    Honolulu, Hi 96813
                                    Attn.: Robert Whehler, Vice President
                                    Facsimile: (808) 537-8301
                                    Telephone: (808) 537-8237



                                    -77-                 LENDER'S SIGNATURE PAGE
                                                  $2,000,000,000 CREDIT FACILITY

                                    FIRST AMERICAN NATIONAL BANK,
                                    OPERATING AS DEPOSIT GUARANTY
                                    NATIONAL BANK


                                    By: /s/ Larry C. Ratzlaff
                                       -----------------------------
                                        Larry C. Ratzlaff

                                    Title:  Senior Vice President
                                          -----------------------------

                                    Address for notices:

                                    First American National Bank, operating as
                                    Deposit Guaranty National Bank
                                    210 East Capitol Street
                                    Jackson, Mississippi 39201
                                    Attn.: Larry C. Ratzlaff, Senior Vice
                                           President
                                    Facsimile: (601) 354-8315
                                    Telephone: (601) 968-4749






                                    -78-                 LENDER'S SIGNATURE PAGE
                                                  $2,000,000,000 CREDIT FACILITY

                                    ERSTE BANK, DER OESTERREICHISCHEN
                                    SPARKASSEN AG, NEW YORK BRANCH


                                    By: /s/ David Manheim
                                       -----------------------------
                                        David Manheim

                                    Title:  Assistant Vice President
                                          -----------------------------
                                           Erste Bank New York Branch


                                    By: /s/ John S. Runnion
                                       -----------------------------
                                        John S. Runnion

                                    Title:  First Vice President
                                          -----------------------------


                                    Address for domestic notices:

                                    Erste Bank, New York
                                    280 Park Avenue, West Building, 32nd Floor
                                    New York, New York 10017
                                    Attn.: __________________
                                    Facsimile: (212) 984-5627
                                    Telephone: (212) 984-5633


                                    Address for eurodollar notices:


                                    Erste Bank, Cayman Islands
                                    280 Park Avenue, West Building, 32nd Floor
                                    New York, New York 10017
                                    Attn.: __________________
                                    Facsimile: (212) 984-5627
                                    Telephone: (212) 984-5633








                                    -79-                 LENDER'S SIGNATURE PAGE
                                                  $2,000,000,000 CREDIT FACILITY

                                    WHITNEY NATIONAL BANK



                                    By: /s/ John J. Zollinger, IV
                                       -----------------------------
                                        John J. Zollinger, IV

                                    Title:  Vice President
                                          -----------------------------

                                    Address for notices:

                                    Whitney National Bank
                                    228 Saint Charles Avenue
                                    New Orleans, Louisiana 70130
                                    Attn.: John J. Zollinger
                                    Facsimile: (504) 552-4622
                                    Telephone: (504) 552-4586










                                    -80-                 LENDER'S SIGNATURE PAGE
                                                  $2,000,000,000 CREDIT FACILITY

                                    KBC BANK, N.V.

                                    By: /s/ R Snauffer
                                       -----------------------------
                                        Robert Snauffer

                                    Title:  First Vice President
                                          -----------------------------


                                    By: /s/ Katherine S. McCarthy
                                       -----------------------------
                                        Katherine S. McCarthy

                                    Title:   Vice President
                                          -----------------------------

                                    Address for notices:

                                    KBC Bank, N.V.
                                    125 West 55th Street, 10th Floor
                                    New York, New York 10019
                                    Attn.: Loan Administration
                                    Facsimile: (212) 956-5580
                                    Telephone: (212) 541-0657







                                    -81-                 LENDER'S SIGNATURE PAGE
                                                  $2,000,000,000 CREDIT FACILITY

                                U.S. BANK NATIONAL ASSOCIATION

                                By:  /s/ Gayle Burgess
                                    -------------------------------------
                                       Gayle Burgess for Dale Parshall
                                Title: Assistant Relationship Manager
                                      -----------------------------------

                                Address for domestic notices:

                                U. S. Bank National Association
                                555 S.W. Oak Street, PL-4
                                Portland, Oregon 97204
                                Attn.: Dale Parshall, Vice President
                                Facsimile: (503) 275-5428
                                Telephone: (503) 275-3476

                                Address for eurodollar notices:

                                U. S. Bank National Association
                                555 S.W. Oak Street, PL-7
                                -----------------------------------------
                                Portland, Oregon 97204
                                -----------------------------------------
                                Attn.: Jan Knox, Participation Specialist
                                     ------------------------------------
                                Facsimile: (503) 275-4600
                                           ------------------------------
                                Telephone: (503) 275-6561
                                           ------------------------------


                                    -82-                LENDER'S SIGNATURE PAGE
                                                 $2,000,000,000 CREDIT FACILITY

                                THE PEOPLES BANK, BILOXI, MISSISSIPPI

                                By: /s/ Robert M. Tucei
                                    -------------------------------------
                                        Robert M. Tucei
                                Title:  Senior Vice President
                                       ----------------------------------

                                Address for notices:

                                The Peoples Bank, Biloxi, Mississippi
                                152 Lameuse Street
                                Biloxi, Mississippi 39530
                                Attn.: Robert M. Tucei
                                      -----------------------------------
                                Facsimile: (228) 435-8417
                                                 ------------------------
                                Telephone: (228) 435-8205
                                                 ------------------------


                                    -83-                LENDER'S SIGNATURE PAGE
                                                 $2,000,000,000 CREDIT FACILITY

                                HANCOCK BANK

                                By: /s/ John S. Hall
                                    -------------------------------------
                                Title: Senior Vice President
                                       ----------------------------------

                                Address for notices:

                                Hancock Bank
                                2510 Fourteenth Street
                                Gulfport, Mississippi 39501
                                Mail:
                                Post Office Box 4019
                                Gulfport, Mississippi 39502
                                Attn.: John S. Hall, Senior Vice President
                                Facsimile: (228) 871-6031
                                Telephone: (228) 868-4346


                                    -84-                LENDER'S SIGNATURE PAGE
                                                 $2,000,000,000 CREDIT FACILITY

                                TRUSTMARK NATIONAL BANK

                                By: /s/ Craig E. Sosebee
                                    ----------------------------------------
                                Title: Vice President
                                       -------------------------------------

                                Address for notices:

                                Trustmark National Bank
                                248 East Capitol Street
                                Jackson, Mississippi 39201
                                Attn.: Craig E. Sosebee
                                       -------------------------------------
                                Facsimile: (601) 354-5030
                                           ---------------------------------
                                Telephone: (601) 354-5939
                                           ---------------------------------


                                    -85-                LENDER'S SIGNATURE PAGE
                                                 $2,000,000,000 CREDIT FACILITY

                                HIBERNIA NATIONAL BANK

                                By: [ILLEGIBLE]
                                    ---------------------------------------
                                Title: Vice President
                                       ------------------------------------

                                Address for notices:

                                Hibernia National Bank
                                313 Carondelet Street
                                New Orleans, Louisiana 70130
                                Attn.: Lorie Ferguson, Commercial Banking Dept.
                                Facsimile: (504) 533-2060
                                Telephone: (504) 533-5718


                                    -86-                LENDER'S SIGNATURE PAGE
                                                 $2,000,000,000 CREDIT FACILITY

    Schedule 1 - Pricing Schedule - $2,000,000,000 Short Term Credit Facility

     This Schedule 1 is attached to and made a part of the $2,000,000,000 Short Term Credit Agreement dated as of August 31, 1999 among Park Place Entertainment Corporation, a Delaware corporation, the Lenders, Documentation Agents and Co-Arrangers, and Senior Managing Agents referred to therein, Bank of America National Trust and Savings Association, as Administrative Agent, and Banc of America Securities, LLC as Lead Arranger and Sole Book Manager (the "Credit Agreement"). Capitalized terms used in this Schedule 1 are used with the meanings set forth for those terms in the Credit Agreement.

     The "Euro-Dollar Margin," "Base Rate Margin," and "Facility Fee Rate" referred to in the Credit Agreement shall be determined for any day on the basis of the Status (as defined below) of the Borrower as of that date, provided, that in the event that the Borrower fails to deliver any Compliance Certificate or Pricing Certificate on the date when required by Section 5.01, and it is ultimately determined that the Status of the Borrower would have been changed on the basis of such delivery, then (a) the rate at which interest and facility fees accrue under the Credit Agreement shall be increased in accordance with this Schedule, with retroactive effect to the first day of the Pricing Period to which such Compliance Certificate relates, and (b) the Borrower shall, within 10 Business Days of a request by the Administrative Agent, make such additional payments to the Lenders through the Administrative Agent as are required to give effect to such increased interest rates and facility fees in respect of any payments previously made by the Borrower. As of each date of determination, the Euro-Dollar Margin and Facility Fee Rates shall equal the percentages set forth below under the column corresponding to the Status that exists on such day, PROVIDED that the Euro-Dollar Margin shall be increased or decreased by the "Margin Adjustment" described below:

------------------------------------------------------------------------------------------
Status                  Level I   Level II   Level III    Level IV     Level V    Level VI
------------------------------------------------------------------------------------------
Facility Fee Rate       0.080%     0.100%     0.125%       0.150%      0.200%      0.250%
------------------------------------------------------------------------------------------
Euro-Dollar Margin      0.520%     0.650%     0.875%       0.975%      1.175%      1.500%
------------------------------------------------------------------------------------------


     The "Base Rate Margin" shall, as of each date of determination, be the percentage, not less than 0.000% per annum, which is equal to the then prevailing Euro-Dollar Margin (after adjustment upwards or downwards by the Margin Adjustment), MINUS 1.250%.

     As of each date of determination, the Status of the Borrower shall be determined on the basis of:

          (a) the Borrower's Debt Rating as of that date; or

          (b) from and after March 1, 2000 the Leverage Ratio as of the last day of the fiscal quarter of the Borrower ending immediately prior to the first day of the

     Pricing Period in which such date of determination occurs (the "Applicable Leverage Ratio");

whichever such criteria yields the more favorable pricing to the Borrower according to the following standards:

          "Level I Status" exists at any date if, at such date, either (x) the Debt Rating assigned by S&P is A- or higher or the Debt Rating assigned by Moody's is A3 or higher, or (y) the Applicable Leverage Ratio is less than 1.50:1.

          "Level II Status" exists at any date if, at such date, (i) either
     (x) the Debt Rating assigned by S&P is BBB+ or higher or the Debt Rating assigned by Moody's is Baa1 or higher, or (y) the Applicable Leverage Ratio is less than 2.25:1 and (ii) Level I Status does not exist.

           "Level III Status" exists at any date, if, at such date, (i) either (x) the Debt Rating assigned by S&P is BBB or higher or the Debt Rating assigned by Moody's is Baa2 or higher, or (y) the Applicable Leverage Ratio is less than 3.00:1 and (ii) neither Level I Status nor Level II Status exists.

         "Level IV Status" exists at any date, if, at such date, (i) either
     (x) the Debt Rating assigned by S&P is BBB- or higher or the Debt Rating Assigned by Moody's is Baa3 or higher, or (y) the Applicable Leverage Ratio is less than 3.75:1 and (ii) none of Level I Status, Level II Status or Level III Status exists.

         "Level V Status" exists at any date, if, at such date, (i) either
     (x) the Debt Rating assigned by S&P is BB+ or higher or the Debt Rating assigned by Moody's is Ba1 or higher or (y) the Applicable Leverage Ratio is less than 4.25:1 and (ii) none of Level I Status, Level II Status, Level III Status or Level IV Status exists.

         "Level VI Status" exists at any date if, at such date, no such other Status exists.

     For purposes of this Schedule, the following terms have the following meanings, subject to the final two paragraphs of this Schedule:

    "Margin Adjustment" means, (a) as of any date of determination when the Applicable Leverage Ratio is in excess of 3.50:1 but equal to or less than 4.00:1, an incremental interest margin of 0.075% per annum to be added to the Euro-Dollar Margin in determining the rate applicable to Euro-Dollar Loans,
(b) as of any date of determination when the Applicable Leverage Ratio is in excess of 4.00:1 but equal to or less than 4.75:1, an incremental interest margin of 0.150% per annum to be added to the Euro-Dollar Margin in determining the rate applicable to Euro-Dollar Loans, (c) as of any date of determination when the Applicable Leverage Ratio is in excess of 4.75:1, an incremental interest margin of 0.225% per annum to be added to the Euro-Dollar Margin in determining the rate applicable to Euro-

Dollar Loans, and (d) as of any date of determination when the Applicable Leverage Ratio is less than 2.00:1, a deduction of 0.075% per annum to be subtracted from the Euro-Dollar Margin in determining the rate applicable to Euro-Dollar Loans.

    "Debt Rating" means, as of any date of determination, the rating assigned by the Rating Agencies to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement (and any rating assigned to any other debt security of the Borrower shall be disregarded) as of the close of business on such date, provided that (a) during the period between the Effective Date and March 31, 2000, to the extent that no such credit rating has been assigned, a credit rating of BBB- shall be assumed, (b) if such securities receive a split-rating and the rating differential is one level, the higher of the two ratings will apply (e.g. A-/Baa1 results in Level I Status and A-/Baa2 results in Level II Status), and (c) if the Borrower is split-rated and the ratings differential is more than one level, the average of the two ratings (or the higher of any two intermediate ratings) shall be used (e.g. A-/Baa2 results in Level II Status, as does A-/Baa3).